Exhibit 4.1













                      INSIGHT COMMUNICATIONS COMPANY, INC.

                                    As Issuer

                                       and

                              THE BANK OF NEW YORK

                                   As Trustee


                                ----------------

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of October 12, 2005

            (Supplemental to Indenture Dated as of February 6, 2001)

                     12 1/4% Senior Discount Notes Due 2011

     SECOND SUPPLEMENTAL INDENTURE, dated as of October 12, 2005 (this "Second Supplemental Indenture") between Insight Communications Company, Inc., a Delaware corporation (the "Issuer"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

     WHEREAS, the Issuer executed and delivered an Indenture dated as of February 6, 2001 (as the same has been amended or supplemented to the date hereof, the "Indenture") between the Issuer and the Trustee, as trustee, providing for the issue of the Issuer's 12 1/4% Senior Discount Notes Due 2011; and

     WHEREAS,  Section  9.02 of the  Indenture  provides  that  compliance  with
Section 4.15 of the Indenture may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class; and

     WHEREAS, pursuant to the Consent Solicitation Statement dated September 28, 2005, as it has been amended or supplemented to the date hereof ("Consent Solicitation Statement"), the Issuer has solicited a waiver (the "Waiver") from the Record Holders (as defined herein) with respect to any requirement under the Indenture that the Issuer or any other person may have to make a Change of Control Offer under Section 4.15 of the Indenture as a result of the execution and delivery of certain agreements and the consummation of certain transactions in connection with the Merger (as defined herein);

     WHEREAS, in accordance with Section 9.02 of the Indenture, the Issuer has received the written consent of the Holders of at least a majority in principal amount of the outstanding Notes voting as a single class to the Waiver;

     WHEREAS, pursuant to an Officer's Certificate, the Issuer has directed the Trustee to enter into this Second Supplemental Indenture; and

     WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Indenture have been satisfied, including, without limitation, the delivery to the Trustee of an Opinion of Counsel.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Issuer and the Trustee hereby covenant and agree as follows:

     SECTION 1. DEFINED TERMS. For all purposes of this Second Supplemental Indenture, the following terms shall have the following meaning:

     "Carlyle" means Carlyle Partners III Telecommunications, L.P., Carlyle Partners IV Telecommunications, L.P., CP III Coinvestment, L.P. and CP IV Coinvestment, L.P., individually and collectively.

     "Consent Date" means 5:00 p.m., New York City time, on October 12, 2005, as extended by the Issuer.

     "Consent Payment" means the cash payment to be made on the Consent Payment Date to the Trustee for the benefit of the Holders who consent to the proposed Waiver on or prior to the Consent Date and do not withdraw such consent prior to the Effective Time in the amount, and on the terms and subject to the conditions, specified in the Consent Solicitation Statement.

     "Consent Payment Date" means a date promptly following consummation of the Merger and designated by the Issuer.

     "Continuing Investors" means Sidney R. Knafel,  Michael S. Willner,  Andrew
G. Knafel, the Knafel Children Trusts, Thomas Kempner, James Marcus and any other persons who become parties to the Exchange Agreement prior to consummation of the Merger.

     "Effective Time" means 5:01 P.M., New York City time, on October 12, 2005.

     "Exchange Agreement" means the Exchange Agreement, dated as of July 28, 2005, by and among the Issuer, Insight Acquisition, the Continuing Investors and Carlyle, as the same may from time to time be amended, modified, supplemented or restated.

     "Insight   Acquisition"   means  Insight   Acquisition  Corp.,  a  Delaware
corporation.

     "Knafel Children Trusts" means the Trust F/B/O Andrew G. Knafel, dated September 13, 1978, the Trust F/B/O Douglas R. Knafel, dated September 13, 1978, the Trust F/B/O Andrew G. Knafel and Douglas R. Knafel, dated July 16, 1976, and the Trust F/B/O Douglas R. Knafel, dated November 6, 1983, individually and collectively.

     "Merger" means the proposed merger of Insight Acquisition with and into the Issuer as contemplated by the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of July 28, 2005, by and between Insight Acquisition and the Issuer, as the same may from time to time be amended, modified, supplemented or restated.

     "Principals' Agreement" means the Principals' Agreement, dated as of July 28, 2005, by and among Sidney R. Knafel, Michael S. Willner and Carlyle, in each case as the same may from time to time be amended, modified, supplemented or restated.

     "Record Holder" means each Holder of record as of the close of business in New York City on September 26, 2005.

     "Securityholders Agreement" means the Securityholders Agreement to be entered into concurrently with the consummation of the Merger by the Issuer, Carlyle, the Continuing Investors and each other person who becomes a party thereto as contemplated thereunder, as the same may from time to time be amended, modified, supplemented or restated.

     "Termination Date'' means the later of (A) the February 15, 2006 termination date specified in Section 7.01(b)(i) of the Merger Agreement or (B) the date the Merger Agreement is terminated, but in no event later than the 60th day after February 15, 2006.

     "Transactions" means the Merger and the other transactions consummated pursuant to the Transaction Agreements in connection with the closing of the Merger.

     "Transaction Agreements" means the Merger Agreement, the Exchange Agreement, the Voting Agreement, the Principals' Agreement, the Securityholders Agreement and the other agreements and instruments executed and delivered in connection therewith, in each case by the parties contemplated thereunder and as the same may from time to time be amended, modified, supplemented or restated.

     "Voting Agreement" means the Insight Voting Agreement dated as of July 28, 2005 between Insight Acquisition, Sidney R. Knafel, Michael S. Willner, Andrew
G. Knafel and the Knafel Children Trusts, in each case as the same may from time to time be amended, modified, supplemented or restated.

Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms defined herein shall have the meanings assigned to them herein. All capitalized terms defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

     SECTION 2. WAIVER OF SECTION 4.15 OF INDENTURE. Subject to payment of the Consent Payment on or before the Consent Payment Date by the Issuer to the Trustee for the benefit of the Record Holders entitled to such Consent Payment under the terms and subject to the conditions set forth in the Consent Solicitation Statement, the provisions of Section 4.15 of the Indenture are hereby waived in all respects as the same may relate to: (i) the execution and delivery of the Transaction Agreements by the parties contemplated thereunder, and (ii) the consummation of the Transactions on or prior to the Termination Date.

     SECTION 3. EFFECT ON ORIGINAL INDENTURE. This Second Supplemental Indenture shall be immediately effective at the Effective Time and form a part of the Indenture for all purposes relating to the Notes and every holder of the Notes heretofore or thereafter authenticated under the Indenture as supplemented hereby, shall be bound hereby, provided that, in the event the Merger is not consummated on or prior to the Termination Date and the Consent Payment is not made to the Record Holders entitled thereto, the Waiver and Section 2 of this Second Supplemental Indenture will have no further effect. The Indenture as supplemented by this Second Supplemental Indenture is hereby in all respects ratified and confirmed.

     SECTION 4. COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 5. TRUSTEE MAKES NO REPRESENTATIONS. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The statements and recitals herein are deemed to be those of the Issuer and not of the Trustee.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first written above.


                                           INSIGHT COMMUNICATIONS
                                             COMPANY, INC.

                                           By: /s/ John Abbot
                                               ------------------------
                                           Name:   John Abbot
                                           Title:  Senior Vice President & Chief
                                                     Financial Officer


                                           THE BANK OF NEW YORK
                                           as Trustee

                                           By: /s/ Robert A. Massimillo
                                               ------------------------
                                           Name:   Robert A. Massimillo
                                           Title:  Vice President